                                                                   EXHIBIT 10.14





                           INTERSTATE HOTELS COMPANY

                               STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                           INTERSTATE HOTELS COMPANY

                               STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                               Table of Contents


                                                                        PAGE
                                                                        ----
          Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

          Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1

          Common Shares Available under the Plan  . . . . . . . . . . .   2

          Grants of Option Rights . . . . . . . . . . . . . . . . . . .   2

          Vesting of Option Rights  . . . . . . . . . . . . . . . . . .   3

          Termination of Option Rights  . . . . . . . . . . . . . . . .   3

          Payment of Option Price.  . . . . . . . . . . . . . . . . . .   4

          Transferability . . . . . . . . . . . . . . . . . . . . . . .   4

          Adjustments . . . . . . . . . . . . . . . . . . . . . . . . .   4

          Fractional Shares . . . . . . . . . . . . . . . . . . . . . .   5

          Withholding Taxes . . . . . . . . . . . . . . . . . . . . . .   5

          Administration of the Plan  . . . . . . . . . . . . . . . . .   5

          Amendments and Other Matters  . . . . . . . . . . . . . . . .   6

          Termination of the Plan . . . . . . . . . . . . . . . . . . .   6

                           INTERSTATE HOTELS COMPANY
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         1. PURPOSE. The purpose of this Plan is to attract and retain qualified individuals to serve as directors of Interstate Hotels Company, a Pennsylvania corporation (the "Company"), and to provide such persons with incentives and rewards for superior performance. This Plan is effective as of June 17, 1996 (the "Effective Date").

         2.      DEFINITIONS.  As used in this Plan:

                 "AFFILIATE" means a corporation, partnership, joint venture, unincorporated association or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

                 "BOARD" means the Board of Directors of the Company.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITTEE" means the committee described in Section 16(a) of this Plan.

                 "COMMON SHARES" means (i) shares of the Common Stock of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

                 "DATE OF GRANT" means the date on which a grant of Option Rights is made pursuant to Section 4.

                 "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time. Upon the listing of the Common Shares on the New York Stock Exchange, such fair market value will equal the arithmetic mean of the highest and lowest sales prices of such shares as reported on the Composite Transactions tape of such exchange on the date an Option Right is granted or, if there are no sales on such date, on the most recent preceding date on which sales occurred.

                 "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

                 "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

                 "OPTION RIGHT" means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 4 of this Plan. Such Option Rights will constitute non-qualified stock options, and no Option Rights granted pursuant to Section 4 will constitute incentive stock options within the meaning of Section 422 of the Code.

                 "PARTICIPANT" means any person who, on the Effective Date, is a member of the Board and is not an officer or employee of the Company or any Affiliate. Any person who is subsequently elected to the Board and is not then an officer or employee of the Company or any Affiliate will become a Participant on the date of such election. A person will cease to be a Participant on the earlier of the date on which he or she ceases to be a member of the Board or the date on which he or she becomes an officer or employee of the Company or any Affiliate.

                 "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

         3. COMMON SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 10 of this Plan, the number of Common Shares issued or transferred and covered by outstanding awards granted under this Plan will not in the aggregate exceed 100,000, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3(a), Common Shares covered by any award granted under this Plan will be deemed to have been issued or transferred, and will cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the time when they are actually issued or transferred.

         4. GRANTS OF OPTION RIGHTS. Grants of options to purchase Common Shares will automatically be made to Participants from time to time in accordance with the following provisions:

                 (a) On the Effective Date, each person who is then a Participant will receive a grant of Option Rights to purchase 5,000 Common Shares.

                 (b) Each person who becomes a Participant after the Effective Date and before an annual meeting of the Company's shareholders will receive, on the date he or she becomes a Participant, a grant of Option Rights to purchase 5,000 Common Shares.

                 (c) On the date of the Company's annual meeting of shareholders each year, commencing with the 1997 annual meeting, each person who becomes a Participant at such meeting or continues as a Participant after such meeting will receive a grant of Option Rights to purchase 5,000 Common Shares.

                 (d) The Option Price per Common Share of each grant under the Plan will equal the Market Value per Share on the Date of Grant.

                 (e) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

                 (f) Each grant will be evidenced by an agreement, which will be executed on behalf of the Company by any officer thereof and delivered to and accepted by Participant and will contain such terms and provisions as may be required consistent with this Plan.

         5. VESTING OF OPTION RIGHTS. Unless terminated as hereinafter provided, Option Rights will become exercisable from time to time in accordance with the following provisions:

                 (a) Each grant of Option Rights to a Participant will become exercisable cumulatively to the extent of 34% of the Common Shares covered thereby on the date of the annual meeting of the Company's shareholders next following the Date of Grant, provided that the Participant remains in continuous service as a member of the Board through the date of such meeting. Each such grant of Option Rights will become exercisable cumulatively to the extent of an additional 33% of the Common Shares covered thereby (until 100% exercisable) on the date of each of the next following annual meetings of the Company's shareholders, provided that the Participant remains in continuous service as a member of the Board through the date of such meeting.

                 (b) Notwithstanding the provisions of Section 5(a) hereof, if a Participant's continuous service as a member of the Board terminates by reason of his or her death or disability, each grant of Option Rights to the Participant will become exercisable cumulatively to the extent that the Option Rights would have become exercisable had the Participant remained in continuous service as a member of the Board through the date of the next annual meeting of the Company's shareholders.

                 (c) To the extent that an Option Right becomes exercisable in accordance with the terms of this Section 5, it may be exercised in whole or in part from time to time thereafter.

         6. TERMINATION OF OPTION RIGHTS. Option Rights will terminate automatically and without further notice on the earliest of the following dates:

                 (a) three months after the termination of the Participant's service as a member of the Board for any reason other than his or her death or disability;

                 (b) one year after the termination of the Participant's service as a member of the Board by reason of his or her death or disability; or

                 (c) five years after the date on which the Option Rights become exercisable.

         7. PAYMENT OF OPTION PRICE. Upon the exercise of an Option Right, the Option Price may be paid (a) in cash or check or other cash equivalent acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Participant for at least six months prior to the date of exercise or (c) by any combination of the foregoing. Nonforfeitable, nonrestricted Common Shares that are transferred by the Participant in payment of all or any part of the Option Price will be valued on the basis of their fair market value as determined by the Committee from time to time. The requirement of payment in cash will be deemed satisfied if the Participant makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Common Shares that are being purchased pursuant to the exercise of the Option Rights so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price not later than the date on which the sale transaction settles in the ordinary course of business.

         8. TRANSFERABILITY. No Option Right or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution.
Option Rights granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative.

         9. ADJUSTMENTS. The Committee may, but will not be required to, make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, granted hereunder, the Option Prices per Common Share, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event that the Committee determines has or may have an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in Section 3 of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

         10. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan, and the Committee will provide for the settlement thereof in cash.

         11. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it will be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         12. ADMINISTRATION OF THE PLAN. (a) This Plan initially will be administered by the Board, and all references herein to the Committee will be deemed to refer to the Board. However, if award hereunder become subject to Rule 16b-3, this Plan will thereupon be administered by the Compensation Committee of the Board, which will be composed of not less than two members of the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, will be the acts of the Committee.

                 (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, will be final and conclusive. No member of the Committee will be liable for any such action taken or determination made in good faith. Notwithstanding the foregoing, the Committee will have no authority, discretion or power to determine the terms or timing of any grants under the Plan.

         13. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment will increase the number of Common Shares specified in Section 3(a) hereof or increase the number of Performance Units specified in Section 3(b) hereof without the further approval of the stockholders of the Company; and provided, further, that if the awards hereunder become subject to Rule 16b-3, this Plan may not be amended in any manner that violates any applicable requirements of such rule.

                 (b) This Plan will not confer upon any Participant any right with respect to continuance of service as a member of the Board and will not interfere in any way with any rights that any party may have to terminate any Participant's service.

         14. TERMINATION OF THE PLAN. No further awards will be granted under this Plan after June 16, 2006.